UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2016

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Louisiana St., Suite 700, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-780-9494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement

On December 19, 2016, Goodrich Petroleum Corporation (the “Company”) entered into a Common Stock Subscription Agreement (the “Subscription Agreement”) with each of the purchasers listed on Schedule A thereto (the “Purchasers”) pursuant to which the Purchasers agreed to purchase 2,272,727 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a price of $11.00 per share (the “Private Placement”). The issuance of the Shares pursuant to the Subscription Agreement was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Private Placement closed on December 22, 2016 (the “Closing Date”). The Private Placement resulted in approximately $25 million of gross proceeds and approximately $23.5 million of net proceeds (after deducting placement agent commissions and the Company’s estimated expenses). The Company intends to use the net proceeds to fund the Company’s 2017 Haynesville Shale development drilling program and for general corporate purposes, including working capital.

The foregoing is qualified in its entirety by reference to the Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Private Placement, the Company and the Purchasers entered into that certain Registration Rights Agreement, dated December 22, 2016 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to (i) use its reasonable best efforts to file a Registration Statement on Form S-1 (or any equivalent successor form) with the Securities and Exchange Commission (the “Commission”) no later than 90 days following the Closing Date (such filing date, the “Mandatory Shelf Filing Date”) to register the offer and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, of the Shares sold in the Private Placement to the Purchasers; provided, however, that if the Company has filed the registration statement on Form S-1 and subsequently becomes eligible to use Form S-3, the Company may elect, in its sole discretion, to (A) file a post-effective amendment to the registration statement converting such registration statement on Form S-1 to a registration statement on Form S-3 or (B) withdraw the registration statement on Form S-1 and file a registration statement on Form S-3; (ii) use its reasonable best efforts to cause such resale registration statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after the Mandatory Shelf Filing Date; and (iii) use its reasonable best efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (A) the date when all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by such registration statement have been sold and (B) the date on which all of the purchased Shares cease to be Registrable Securities under the Registration Rights Agreement.

The foregoing is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Subscription Agreement” is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Common Stock Subscription Agreement, dated as of December 19, 2016, by and among the Company and the Purchasers named therein.

10.2	Registration Rights Agreement, dated as of December 22, 2016, by and among the Company and the Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

December 22, 2016	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Common Stock Subscription Agreement, dated as of December 19, 2016, by and among the Company and the Purchasers named therein.

10.2	Registration Rights Agreement, dated as of December 22, 2016, by and among the Company and the Purchasers named therein.